               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                  MINERALS TECHNOLOGIES INC.
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

[MINERALS TECHNOLOGIES LOGO]


                       [MINERALS TECHNOLOGIES LETTERHEAD]


                                                                   April 3, 2002

Dear Fellow Stockholder:

    You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Minerals Technologies Inc., which will be held on Thursday, May 23, 2002, at 2:00 p.m., in the J. P. Morgan Chase & Co. Building, 11th floor, Room C, 270 Park Avenue (between 47th and 48th Streets), New York, New York 10017.

    At this year's meeting, you will be asked to consider and to vote upon the election of two directors. Your Board of Directors unanimously recommends that you vote FOR the nominees.

    You will also be asked to ratify the appointment of KPMG LLP as our independent auditors for the 2002 fiscal year. The Board continues to be pleased with the services KPMG LLP has rendered to Minerals Technologies, and unanimously recommends that you vote FOR this proposal.

    The two items upon which you will be asked to vote are discussed more fully in the Proxy Statement. I urge you to read the Proxy Statement completely and carefully so that you can vote your interests on an informed basis.

    Your vote is important! Whether or not you plan to attend the meeting, and regardless of the number of shares you own, your representation and vote are very important and you should vote your shares. Therefore, I urge you to complete, sign, date and return the enclosed proxy card promptly in the accompanying postage prepaid envelope. All shareholders of record, and many street name holders, may also vote by Internet, or by touchtone telephone from the United States and Canada, using the instructions on the proxy card. If you return a signed proxy without marking it, it will be voted in accordance with management's recommendations. You may, of course, attend the Annual Meeting and vote in person, even if you have previously submitted a proxy.

                                                 Sincerely,

                                                 Paul R. Saueracker

                                                 Paul R. Saueracker
                                                 Chairman, President and
                                                 Chief Executive Officer

     This Proxy Statement is printed on paper containing precipitated calcium carbonate (PCC) produced by Minerals Technologies Inc.

                           MINERALS TECHNOLOGIES INC.
                             THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                         NEW YORK, NEW YORK 10174-1901
                          ---------------------------
                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                          ---------------------------

                                  MAY 23, 2002

    The Annual Meeting of Stockholders of MINERALS TECHNOLOGIES INC., a Delaware corporation, will be held on Thursday, May 23, 2002, at 2:00 p.m., in the J. P. Morgan Chase & Co. Building, 11th Floor, Room C, 270 Park Avenue (between 47th and 48th Streets), New York, New York 10017, to consider and take action on the following items:

        (1) the election of two directors;

        (2) a proposal to ratify the appointment of KPMG LLP as independent auditors of Minerals Technologies for the 2001 fiscal year; and

        (3) any other business that properly comes before the meeting, either at the scheduled time or after any adjournment.

    Stockholders of record as of the close of business on March 25, 2002, are entitled to notice of and to vote at the meeting.

                                          By order of the Board of Directors,

                                          S. Garrett Gray

                                          S. Garrett Gray
                                          Secretary

New York, New York
April 3, 2002


-------------------------------------------------------------------------------
                                   IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, PLEASE VOTE BY COMPLETING AND MAILING THE ENCLOSED PROXY. WE ASK YOU TO MARK YOUR CHOICES, SIGN, DATE AND RETURN THE PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. ALTERNATIVELY, ALL SHAREHOLDERS OF RECORD, AND MANY STREET NAME HOLDERS, CAN VOTE BY INTERNET, OR BY TOUCHTONE TELEPHONE FROM THE UNITED STATES AND CANADA, USING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU RETURN A SIGNED PROXY WITHOUT MARKING IT, IT WILL BE VOTED IN ACCORDANCE WITH MANAGEMENT'S RECOMMENDATIONS.
BY PROMPTLY SUBMITTING A PROXY, YOU WILL AID US IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION.
--------------------------------------------------------------------------------

                           MINERALS TECHNOLOGIES INC.
                             THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                         NEW YORK, NEW YORK 10174-1901

                                 APRIL 3, 2002

                          ---------------------------
                                PROXY STATEMENT
                          ---------------------------

    Minerals Technologies Inc. is sending this Proxy Statement and form of proxy to its stockholders on or about April 3, 2002 in connection with its Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, May 23, 2002, at 2:00 p.m., in the J. P. Morgan Chase & Co. Building, 11th Floor,
Room C, 270 Park Avenue (between 47th and 48th Streets), New York, New York 10017. The Board of Directors asks you to submit a proxy for your shares so that even if you do not attend the meeting, your shares will be counted as present at the meeting and voted as you direct.

    At the Annual Meeting, stockholders will vote on two questions: the election of directors, and ratification of the appointment of auditors. The Board unanimously recommends that you vote FOR each of the nominees for director, Steven J. Golub and Jean-Paul Valles, and FOR ratification of the appointment of KPMG LLP to continue as our auditors.

    Holders of record of common stock of Minerals Technologies at the close of business on the Record Date, March 25, 2002, are entitled to vote at the meeting. As of February 1, 2002, FMR Corp. owned 8.4%, Artisan Partners Limited Partnership owned 8.2%, American Century Investment Management, Inc. owned 7.6%, Reich & Tang Asset Management L.P. owned 6.1%, Pioneer Investment Management, Inc. owned 5.1%, Wellington Management Company owned 5.0%, Primecap Management Company owned 5.0%, and Vanguard Horizon Funds -- Vanguard Capital Opportunity Fund owned 5.0%, of our common stock. No other person owned of record, or, to our knowledge, owned beneficially, more than 5% of our common stock.

    If you submit a proxy, you can revoke it at any time before it is voted by submitting a written revocation or a new proxy, or by voting in person at the Annual Meeting.

                        ITEM 1 -- ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes. One class is elected each year for a three-year term. This year the Board has nominated Steven J. Golub and Jean-Paul Valles, who are now directors of Minerals Technologies, to serve for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2005.

    The Board expects that the nominees will be available for election. If one or more nominees become unavailable, your proxy would be voted for a nominee or nominees who would be designated by the Board, unless the Board reduces the number of directors.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF EACH OF STEVEN J. GOLUB AND JEAN-PAUL VALLES AS A DIRECTOR.

NAME AND AGE AS OF THE                               POSITION, PRINCIPAL OCCUPATION,
MAY 23, 2002 MEETING DATE                         BUSINESS EXPERIENCE AND DIRECTORSHIPS
--------------------------------       -----------------------------------------------------------
                         NOMINEES FOR DIRECTOR FOR TERMS EXPIRING IN 2005

Steven J. Golub............   56       Managing Director since 1986 in the investment banking firm of Lazard Freres & Co. LLC. Director of Minerals
[PHOTO]                                Technologies Inc. since 1993. Member of the Audit Committee of Minerals Technologies Inc.

Jean-Paul Valles...........   65       Chairman of the Board of Minerals Technologies Inc. from
                                       1989 to October 2001, and Chairman Emeritus of the Board
[PHOTO]                                since October 2001. Chief Executive Officer of Minerals
                                       Technologies Inc. from 1992 to December 31, 2000. Member of the Board of Directors of Pfizer Inc. Member of the Board
                                       of Overseers of the Stern School of Business. Director of
                                       Minerals Technologies since 1989. Member of the Executive
                                       Committee of Minerals Technologies Inc.

                               DIRECTORS WHOSE TERMS EXPIRE IN 2004

John B. Curcio.............   68       Retired Chairman of the Board and Chief Executive Officer,
                                       Mack Trucks, Inc. Vice Chairman and a Director of Harvard
[PHOTO]                                Industries Inc., a manufacturer of automotive accessories, from 1985 to 1993. Member of the Boards of Directors of
                                       Bethlehem Steel Corporation and Integrated Component
                                       Systems, Inc., and Director and Vice Chairman of the Board
                                       of Dallas Mavis Specialized Carrier Co. and of Jupiter
                                       Logistics de Mexico, S.A. de C.V. Director of Minerals
                                       Technologies Inc. since 1992. Chair of the Compensation and
                                       Nominating Committee and a member of the Executive
                                       Committee of Minerals Technologies Inc.

Paul M. Meister............   49       Vice Chairman of the Board since 1998 of Fisher Scientific
                                       International Inc., a provider of scientific products and
[PHOTO]                                services. Senior Vice President and Chief Financial Officer of Fisher from 1994 to 1998. Member of the Boards of
                                       Directors of The General Chemical Group, Inc., GenTek Inc.,
                                       and M & F Worldwide Corp. Director of Minerals Technologies
                                       Inc. since 1997. Member of the Compensation and Nominating
                                       Committee of Minerals Technologies Inc.

NAME AND AGE AS OF THE                               POSITION, PRINCIPAL OCCUPATION,
MAY 23, 2002 MEETING DATE                         BUSINESS EXPERIENCE AND DIRECTORSHIPS
--------------------------------       -----------------------------------------------------------
William C. Steere, Jr......   65       Retired Chairman of the Board and Chief Executive Officer
                                       of Pfizer Inc, an international health care company, and a
[PHOTO]                                member of its Board of Directors since 1987. Member of the
                                       Boards of Directors of Dow Jones Inc., Texaco Inc. and
                                       Metropolitan Life Insurance Company. Director of New York
                                       University Medical Center, a Trustee of the New York
                                       Botanical Garden and a member of the Board of Overseers of
                                       Memorial Sloan-Kettering Cancer Center. Director of
                                       Minerals Technologies Inc. since 1992. Member of the
                                       Executive Committee and of the Compensation and Nominating
                                       Committee of Minerals Technologies Inc.

                               DIRECTORS WHOSE TERMS EXPIRE IN 2003

Kristina M. Johnson........   45       Dean of the Edmund T. Pratt, Jr. School of Engineering at
                                       Duke University since 1999. Member of the Board since 1995,
[PHOTO]                                and founder, of ColorLink Inc., a manufacturer of
                                       components for color projection televisions. Co-founder of
                                       KAJ, LLC, a patent and intellectual property licensing
                                       company. Director of Dycom Industries, Inc., a provider of specialty contracting services to telecommunications
                                       providers, since November 2001. Professor of Electrical and
                                       Computer Engineering at the University of Colorado from
                                       1985 to 1999. Director of Minerals Technologies Inc. since
                                       2000. Member of the Audit Committee of Minerals
                                       Technologies Inc.

Michael F. Pasquale........   55       Business consultant since December 2000. Executive Vice
                                       President and Chief Operating Officer of Hershey Foods
[PHOTO]                                Corporation from February 2000 to December 2000. Prior to
                                       holding this position, Mr. Pasquale was Senior Vice
                                       President, Confectionery and Grocery of Hershey from 1999
                                       to February 2000, President of Hershey Chocolate North
                                       America from 1995 to 1998, President of Hershey Chocolate
                                       USA from 1994 to 1995, and Senior Vice President and Chief
                                       Financial Officer of Hershey Foods Corporation from 1988 to
                                       1994. Member of the Board of Trustees of the American
                                       Management Association and Cyber CFO, Inc. Director
                                       of Minerals Technologies Inc. since 1992. Chair of the
                                       Audit Committee of Minerals Technologies Inc.

Paul R. Saueracker.........   60       Chairman of the Board of Minerals Technologies Inc. since
                                       October 2001. Chief Executive Officer of Minerals
[PHOTO]                                Technologies Inc. since December 31, 2000. President of
                                       Minerals Technologies Inc. since August 2000. Senior Vice
                                       President from 1999 to 2000. Vice President from 1994 to
                                       1999. President and Chief Executive Officer of Specialty
                                       Minerals Inc. since 1994. Member of the Board of Trustees
                                       of the Institute of Paper Science and Technology, Atlanta,
                                       Georgia. Member of the Board of Directors of the National
                                       Association of Manufacturers. Director of Minerals
                                       Technologies Inc. since 2000. Chair of the Executive
                                       Committee of Minerals Technologies Inc.


                BOARD OF DIRECTORS, COMMITTEES AND COMPENSATION

    The Board of Directors met nine times in 2001. Each of the directors attended 75 percent or more of the meetings of the Board and committees on which he or she served in 2001.

THE COMPENSATION AND NOMINATING COMMITTEE

    The Compensation and Nominating Committee consists of Mr. Curcio (Chair), Mr. Meister and Mr. Steere, who are not employees of Minerals Technologies. Mr. Steere was appointed to the Committee to replace Mr. William J. Lurie upon his retirement in February 2001. The Compensation and Nominating Committee met seven times in 2001.

    The primary functions of the Compensation and Nominating Committee are:

    To participate in the development of our compensation and benefits policies;

    To establish, and from time to time vary, the salaries and other compensation of our employee-directors and other elected officers;

    To participate in top-level management succession planning; and

    To bring forward the names of suitable candidates for election to the Board.

THE AUDIT COMMITTEE

    The Audit Committee consists of Mr. Pasquale (Chair), Mr. Golub and Dr. Johnson, who are not employees of Minerals Technologies. Mr. Steere served on the Committee from 1993 to February 2001. The Board of Directors has determined that each of the members of the Audit Committee is independent and financially literate in accordance with the rules of the New York Stock Exchange. The Board of Directors has also determined that at least one member of the Audit Committee has financial management expertise. The Audit Committee met four times in 2001.

    The Board of Directors has reviewed, assessed the adequacy of and approved a formal written charter for the Audit Committee. The full text of the Charter of the Audit Committee appears as Appendix 1 to this Proxy Statement.

    The primary duties of the Audit Committee are:

    To serve as an independent and objective party to monitor Minerals Technologies' financial reporting processes, internal control system, and legal compliance system;

    To review and appraise the audit efforts of our independent auditors and internal auditing department; and

    To provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department, and the Board.

    In addition to four regularly scheduled meetings annually, the Audit Committee is available either as a group or individually to discuss any matters that might affect the financial statements, internal controls or other financial aspects of the operations of Minerals Technologies.

DIRECTOR COMPENSATION

Fees

    Each of the directors, other than directors who are officers or employees of Minerals Technologies, receives an annual retainer fee of $10,000 for serving as a director, $1,000 for serving as a member of a committee of the Board, and an additional $1,000 if serving as a committee chair. Non-employee directors also receive a fee of $2,000 for each meeting of the Board they attend and $500 for each committee meeting they attend. Directors also receive compensation under the plans described below.

Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors

    Under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors, directors who are not employees of Minerals Technologies have the right to defer their fees. At each director's election, his or her deferred fees will be credited to his or her account either as dollars or as units which have the economic value of one share of Minerals Technologies stock. Dollar balances in a director's account bear interest at a rate of return equal to the rate of return for the Fixed Income Fund in the Minerals Technologies Inc. Savings and Investment Plan. If a director elects to have his or her deferred fees credited to his or her account as units, the number of units credited is calculated by dividing the amount of the deferred fees by the closing price of our common stock as of the last business day prior to the date on which the fees would otherwise be paid.

    Each non-employee director is credited with 500 units upon first joining the Board and with an additional 500 units each year as of the date of the Annual Meeting of Stockholders, plus 65 units each year for serving as a member of a committee of the Board and an additional 15 units for serving as chair of a committee. In addition, each member receives 15 units for attending any committee meeting and an additional 10 units for serving as chair of a committee meeting.

    The units in a director's account are increased by the value of any dividends on our common stock. In the case of cash dividends, the units are increased by a number calculated by multiplying the cash dividend per share times the number of units in the director's account on the related dividend record date and dividing the result by the closing market price of the common stock on the day prior to the dividend payment date. In the case of stock dividends, the units would be increased by a number calculated by multiplying the stock dividend per share times the number of units in the director's account on the related dividend record date.

    At the time of the director's termination of service on the Board, the amount held in his or her account is payable in cash only. Based on the director's prior choice to accumulate dollars or units as described above, the director receives either (i) the amount of his or her deferred fees plus accrued interest, or (ii) an amount determined by multiplying the number of units in his or her account by the closing market price of the common stock on the last business day prior to the date of payment. Payments are made in a lump sum or in installments, at the election of the director.

    In October 2000 Dr. Valles received an award of 15,000 units, convertible to cash in October 2001, in consideration of his continuing to serve as Chairman of the Board following his retirement from employment with the Company. In October 2001 Dr. Valles was paid $620,775 in respect of these units, based on the price of the common stock at the date of payment.

Stock and Incentive Plan

    Directors are eligible under the Minerals Technologies Stock and Incentive Plan to receive options to purchase common stock, at the same time and on the same basis as across-the-board options are granted to Minerals Technologies' U.S.-based employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Mr. Steere, who is a director of Minerals Technologies, is a director and former Chairman and Chief Executive Officer of Pfizer Inc. Dr. Valles, who is a director and former Chairman and Chief Executive Officer of Minerals Technologies, is a member of the Board of Directors of Pfizer Inc. During 2001, Pfizer Inc. made a series of purchases of calcium carbonate and granular lime from Minerals Technologies totaling approximately $1.16 million. These transactions were entered into by Minerals Technologies pursuant to arm's-length negotiations in the ordinary course of business and on terms that we believe to be fair.

    Mr. Golub, a director of Minerals Technologies, is Managing Director of Lazard Freres & Co. LLC. Minerals Technologies has engaged Lazard Freres to provide investment banking services from time to time with respect to a variety of financial matters. In addition, Lazard Freres acts as our broker in connection with our ongoing program of repurchases of a portion of our outstanding common stock. To obtain this business, Lazard Freres, in an arm's-length transaction, agreed to meet a competitive bid structured as a fixed commission on each share repurchased.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                     AND MANAGEMENT AS OF FEBRUARY 1, 2002

                                                                        AMOUNT AND
                                                                        NATURE OF     PERCENT   NUMBER OF
              TITLE OF                      NAME AND ADDRESS OF         BENEFICIAL      OF        UNITS
                CLASS                       BENEFICIAL OWNER(a)        OWNERSHIP(b)    CLASS    OWNED(c)
                -----                       -------------------        ------------    -----    --------
Common...............................  FMR Corp.                        1,676,200(d)    8.4%      --
                                         82 Devonshire Street
                                         Boston, MA 02109
                                       Artisan Partners Limited         1,631,336(e)    8.2%      --
                                         Partnership
                                         1000 North Water Street,
                                         #1770
                                         Milwaukee, WI 53202
                                       American Century Investment      1,515,000(f)    7.6%      --
                                         Management, Inc.
                                         4500 Main Street
                                         P.O. Box 418210
                                         Kansas City, MO 64141-9210
                                       Reich & Tang Asset Management    1,205,000(g)    6.1%      --
                                         L.P.
                                         600 Fifth Avenue
                                         New York, NY 10020
                                       Pioneer Investment Management,   1,008,147(h)    5.1%      --
                                         Inc.
                                         60 State Street
                                         Boston, MA 02109
                                       Wellington Management            1,000,600(i)    5.0%
                                         Company, LLP
                                         75 State Street
                                         Boston, MA 02109
                                       PRIMECAP Management Company      1,000,000(j)    5.0%
                                       Vanguard Horizon Funds           1,000,000(k)    5.0%
                                         Vanguard Capital Opportunity
                                         Fund
                                         100 Vanguard Blvd.,
                                         Malvern, PA 19355
                                       P. R. Saueracker                   162,792(l)    *         4,261
                                       A. Dulski                          112,992(m)    *         2,725
                                       N. M. Bardach                       71,630(n)    *         1,598
                                       J. A. Sorel                         68,003(o)    *         1,118
                                       S. G. Gray                         118,334(p)    *         1,193
                                       J. B. Curcio                         1,900       *         3,906
                                       S. J. Golub                          3,100       *         7,483
                                       K. M. Johnson                            0       *         1,429
                                       P. M. Meister                        1,000       *         6,281
                                       M. F. Pasquale                       1,800       *         3,437
                                       W. C. Steere, Jr.                    1,400       *         9,489
                                       J.-P. Valles                       818,945(q)    4.0%      1,329

---------

 (a) The address of each director and officer is c/o Minerals Technologies Inc., The Chrysler Building, 405 Lexington Avenue, New York, NY 10174-1901.

 (b) Sole voting and investment power, except as otherwise indicated.

 (c) 'Units,' which entitle the officer or director to a cash benefit equal to the number of units in his or her account multiplied by the closing price of our common stock on the business day prior to the date of payment, have been credited to Messrs. Saueracker, Dulski, Bardach, Sorel and Gray under

                                              (footnotes continued on next page)

(footnotes continued from previous page)

     the Nonfunded Deferred Compensation and Supplemental Savings Plan; and to Messrs. Curcio, Golub, Meister, Pasquale, Steere, Dr. Johnson and Dr. Valles under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors (see 'Board of Directors, Committees and Compensation -- Director Compensation' above).

 (d) Based on a statement on Schedule 13G filed with the Securities and Exchange Commission on behalf of FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, Fidelity Management & Research Company and Fidelity Growth Company Fund dated February 14, 2002 with respect to beneficial ownership interests as of December 31, 2001. According to the Schedule 13G: Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 1,586,200 shares of common stock of the Company, or 8.0% of the total number of shares outstanding, as a result of acting as investment adviser to various investment companies registered under
     Section 8 of the Investment Company Act of 1940; the ownership of one such investment company, Fidelity Growth Company Fund, amounted to 1,405,000 shares, or 7.1% of the total number of shares outstanding; Edward C. Johnson 3d, FMR Corp. and the investment company funds referred to above each have sole power to dispose of the 1,586,200 shares owned by such investment company funds; neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned by the investment company funds, which power resides with the funds' Boards of Trustees and which is carried out by Fidelity Management & Research Company under written guidelines established by such Boards of Trustees; Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 90,000 shares of common stock of the Company as a result of its serving as investment manager of certain institutional accounts; Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Managment Trust Company, each has sole dispositive power over and sole power to vote or to direct the voting of such 90,000 shares; Edward C. Johnson 3d is Chairman of FMR Corp.; Abigail P. Johnson is a director of FMR Corp.; and members of the Edward C. Johnson family and trusts for their benefit form a controlling group with respect to FMR Corp. The address of all of the foregoing entities and individuals is 82 Devonshire Street, Boston, Massachusetts 02109.

 (e) Based on an amended statement on Schedule 13G dated February 13, 2002, filed with the Securities and Exchange Commission on behalf of Artisan Partners Limited Partnership, Artisan Investment Corporation, Andrew A. Ziegler and Carlene Murphy Ziegler, with respect to beneficial ownership interests as of December 31, 2001. According to the Schedule 13G, Artisan Partners Limited Partnership is a registered investment adviser; Artisan Investment Corporation is the general partner of Artisan Partners Limited Partnership; and Andrew Ziegler and Carlene Ziegler are the principal stockholders of Artisan Investment Corporation. The address of all the foregoing entities and individuals is 1000 North Water Street, #1770, Milwaukee, WI 53202.

 (f) Based on a statement on Schedule 13G dated February 8, 2002, filed with the Securities and Exchange Commission on behalf of American Century Investment Management, Inc., a registered investment adviser, with respect to beneficial ownership interests as of December 31, 2001.

 (g) Based on a statement on Schedule 13G dated February 15, 2001 filed with the Securities and Exchange Commission on behalf of Reich & Tang Asset Management L.P., a registered investment adviser, with respect to beneficial ownership interests as of such date.

 (h) Based on an amended statement on Schedule 13G dated March 19, 2001 filed with the Securities and Exchange Commission on behalf of Pioneer Investment Management, Inc., also known as Pioneering Management Corporation, a registered investment adviser, with respect to beneficial ownership interests as of that date.

 (i) Based on a statement on Schedule 13G dated February 14, 2002, filed with the Securities and Exchange Commission on behalf of Wellington Management Company, LLP, a registered investment adviser and the parent holding company of Wellington Trust Company, NA, a bank,

                                             (footnotes continued on next page)

(footnotes continued from previous page)

     with respect to beneficial ownership interests as of that date. The address of both the foregoing entities is 75 State Street, Boston, MA 02109.

 (j) Based on a statement on Schedule 13G dated March 31, 2000 filed with the Securities and Exchange Commission on April 12, 2001, on behalf of PRIMECAP Management Company, a registered investment adviser, with respect to beneficial ownership interests as of that date.

 (k) Based on a statement on Schedule 13G dated February 13, 2002, filed with the Securities and Exchange commission of behalf of Vanguard Horizon
     Funds -- Vanguard Capital Opportunity Fund, a registered investment company, with respect to beneficial ownership interests as of December 31, 2001.

 (l) 153,125 of these shares are subject to options which are exercisable currently or within 60 days.

 (m) 108,547 of these shares are subject to options which are exercisable currently or within 60 days.

 (n) 71,024 of these shares are subject to options which are exercisable currently or within 60 days.

 (o) 65,952 of these shares are subject to options which are exercisable currently or within 60 days.

 (p) 210 of these shares are held in the name of family members, and Mr. Gray disclaims any beneficial interest in those shares. 109,778 of these shares are subject to options which are exercisable currently or within 60 days.

 (q) 75,757 of these shares are held by Dr. Valles and his wife as joint tenants, and Dr. Valles has shared investment and voting power with respect to those shares. 489,668 of these shares are subject to options which are exercisable currently or within 60 days.

  *  Less than 1%.

    As a group, our directors and officers (19 individuals) own 1,622,826 shares of common stock (including 1,238,261 shares subject to options which are exercisable currently or within 60 days), representing approximately 7.7% of the common stock, and 48,736 units.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

    This table shows the cash and other compensation paid or accrued for services to Minerals Technologies and its subsidiaries by the Chairman and Chief Executive Officer and the four other most highly compensated executive officers (the 'named executive officers'), for the three fiscal years ended December 31, 2001.

                                                                      LONG-TERM            ALL OTHER
                                                                     COMPENSATION      COMPENSATION($)(a)
                                                  ANNUAL          ------------------   ------------------
                                               COMPENSATION           SECURITIES
                                           --------------------   UNDERLYING OPTIONS
NAME AND PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)   (NUMBER OF SHARES)
---------------------------         ----   ---------   --------   ------------------
Paul R. Saueracker(b).............  2001    495,766    253,125          20,000               23,094
  President                         2000    318,121     81,569          50,000               17,930
  Chairman and Chief Executive      1999    272,376    130,139          70,899               14,546
  Officer

Anton Dulski(c)...................  2001    383,434    155,925          15,000               18,600
  Executive Vice President          2000    296,695     81,569          35,000               17,320
  Chief Operating Officer           1999    259,500    136,296          70,862               13,978

Neil M. Bardach...................  2001    274,609     92,813          10,000               13,942
  Vice President -- Finance and     2000    264,159     73,930               0               15,512
  Chief Financial Officer           1999    246,721    173,647          55,642               13,313

John A. Sorel(d)..................  2001    234,569     99,652          10,000                9,583
  Senior Vice President
  Managing Director, PCC

S. Garrett Gray...................  2001    249,764     84,375          10,000               12,714
  Vice President, General Counsel   2000    243,255     68,080               0               14,285
  and Secretary                     1999    227,279    113,863          50,787               12,265

---------

 (a) The amounts shown in this column as part of 2001 compensation for Messrs. Saueracker, Dulski, Bardach, Sorel and Gray represent amounts contributed on their behalf to the Savings and Investment Plan and the Non-Funded Deferred Compensation and Supplemental Savings Plan.

 (b) Mr. Saueracker became President of Minerals Technologies Inc. effective August 24, 2000; Chief Executive Officer effective December 31, 2000; and Chairman of the Board effective October 18, 2001.

 (c) Mr. Dulski became Executive Vice President of Minerals Technologies Inc. effective August 24, 2000, and served as Chief Operating Officer from October 26, 2000 to December 31, 2001.

 (d) Mr. Sorel became Senior Vice President of Minerals Technologies Inc. effective December 12, 2001.

OPTION GRANTS IN LAST FISCAL YEAR

    This table provides information on options granted to the named executive officers on March 16, 2001.

    The last two columns of the table show the potential realizable value of the options in each of two hypothetical cases. The first case assumes that the price of the stock increases at a rate of five per cent per year over the term of the options, which would result in a price of approximately $56.73 per share in 2011 and an increase in aggregate shareholder value of approximately $436 million. The second case assumes that the price of the stock increases at a rate of ten per cent per year over the term of the options, which would result in a price of approximately $90.33 per share in 2011 and an increase in aggregate shareholder value of approximately $1,105 million. The actual market value of the stock at any future date may or may not correspond to any of these hypothetical cases.

                                   INDIVIDUAL GRANTS
                        ---------------------------------------
                         NUMBER OF
                         SECURITIES
                         UNDERLYING     % OF TOTAL
                        OPTIONS/SARs   OPTIONS/SARs   EXERCISE
                          GRANTED       GRANTED TO     OR BASE
                         (NUMBER OF    EMPLOYEES IN     PRICE
                         SHARES)(a)    FISCAL YEAR    ($/SHARE)   EXPIRATION DATE    5%($)     10%($)
                         ----------    -----------    ---------   ---------------    -----     ------
P. R. Saueracker......     20,000          7.9%        34.825     March 15, 2011    437,873   1,109,570
A. Dulski.............     15,000          5.9%        34.825     March 15, 2011    328,405     832,177
N. M. Bardach.........     10,000          4.0%        34.825     March 15, 2011    218,937     554,785
J. A. Sorel...........     10,000          4.0%        34.825     March 15, 2011    218,937     554,785
S. G. Gray............     10,000          4.0%        34.825     March 15, 2011    218,937     554,785

---------

 (a) One-third of the total number of options granted vests on each of the first, second and third anniversary of the grant date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

    The following table shows the value realized by each of Mr. Saueracker, Mr. Dulski and Mr. Gray upon exercise of options during 2001, measured using the price of our common stock on the day of exercise, and the value of the options held by each named executive officer at year-end, measured using the average of the high and low trading prices ($47.005) of our common stock on December 31, 2001.

                                                          NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                       SHARES ACQUIRED                 OPTIONS AT FISCAL YEAR-END       IN-THE-MONEY OPTIONS
                         ON EXERCISE                       (NUMBER OF SHARES)           AT FISCAL YEAR-END($)
                         (NUMBER OF         VALUE      ---------------------------   ---------------------------
                           SHARES)       REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                           -------       -----------   -----------   -------------   -----------   -------------
P. R. Saueracker.....       3,000           49,355       122,826        93,632        1,787,481       420,220
A. Dulski............      10,630          238,134        82,927        73,620          937,595       359,230
N. M. Bardach........        --               --          49,143        28,547          277,239       260,416
J. A. Sorel..........        --               --          53,426        19,192          871,876       190,499
S. G. Gray...........         400            9,334        89,516        26,928        1,408,235       248,316

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

    The following table gives information concerning the participation of the named executive officers in a long-term compensation plan adopted by the Company in 2001. Under this plan, the named executive officers and certain other executives were awarded the right to earn units which are equal in value to the price of our common stock, except that the value of a unit may not be greater than 125%, and may not be less than 75%, of the price of our common stock at the beginning of the performance measurement period. Actual payouts of these units, if any, will be in cash, and will be determined by a non-discretionary formula which measures our performance over a three-year period using performance goals that were determined by the Compensation and Nominating Committee and approved by the Board. The formula is based on two performance criteria: a target amount of cumulative earnings per share over the three-year period, and total shareholder return (including reinvestment of dividends) over the period relative to the S&P 400 Midcap Basic Materials Index. If our performance in both measures is below the threshold level set forth in the plan, then no units will be earned. To the extent the Company's performance on either or both measures exceeds the threshold performance level, a varying amount of units up to the maximum will be earned. The plan is also discussed in the Report of the Compensation and Nominating Committee below.

                                                                                 ESTIMATED FUTURE PAYOUTS UNDER
                                                                                NON-STOCK PRICE-BASED PLANS (1)
                                                                               ----------------------------------
                        NUMBER     PERFORMANCE PERIOD (OR OTHER PERIOD UNTIL      THRESHOLD      TARGET   MAXIMUM
        NAME           OF SHARES            MATURATION OR PAYMENT)                 (2)(#)         (#)       (#)
        ----           ---------            ----------------------                 ------         ---       ---
P. R Saueracker......     --         January 1, 2001 - December 31, 2003            2,500        5,000     7,500
A. Dulski............     --         January 1, 2001 - December 31, 2003            1,875        3,750     5,625
N. M. Bardach........     --         January 1, 2001 - December 31, 2003            1,250        2,500     3,750
J. A. Sorel..........     --         January 1, 2001 - December 31, 2003            1,250        2,500     3,750
S. G. Gray...........     --         January 1, 2001 - December 31, 2003            1,250        2,500     3,750

---------

(1) The actual number of units that will be paid out at the end of the performance period, if any, cannot be determined because the units earned by the named executive officers will be based partly upon the Company's future earnings per share and partly upon our future performance compared to the future performance of the S&P 400 Midcap Basic Materials Index.

(2) If the Company's performance in both measures is below the established threshold performance levels, then no units will be earned. To the extent the Company's performance on either or both measures exceeds the threshold performance level, a varying amount of units up to the maximum will be earned.

              REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE
                           ON EXECUTIVE COMPENSATION

    The following report of the Compensation and Nominating Committee of the Board sets forth the Committee's policies applicable to the executive officers of Minerals Technologies.

        This report is provided by the Compensation and Nominating Committee of the Board of Directors. The members of the Compensation and Nominating Committee, whose names follow this report, are independent outside directors who are not employees of Minerals Technologies, and none serves as a member of the compensation committee of any company that has an executive officer who also serves as a director of Minerals Technologies.

        In 2001, the Compensation and Nominating Committee adhered to its policy that compensation programs should reward the achievement of the short-term and long-term goals and objectives of Minerals Technologies, and that compensation should be related to the value created for its stockholders. The Committee sets high performance targets and rewards their achievement with total cash compensation that is above the average and heavily weighted towards short term incentives based on Company performance, but within the range of compensation of similarly placed executives in manufacturing firms of comparable size. Consistent with this policy, each elected corporate officer's annual compensation is determined by applying to the previous year's compensation an annual market and performance driven adjustment, and an incentive payment opportunity, determined as stated below in this report.

    BASE PAY

        Each employee of Minerals Technologies receives an annual performance rating. The performance rating of the Chairman and Chief Executive Officer is assigned by the Compensation and Nominating Committee and approved by the Board. The performance ratings of the other elected corporate officers, including those named in the Summary Compensation Table appearing in this proxy statement (the 'principal executives'), are assigned by the Chairman and Chief Executive Officer and reviewed by the Compensation and Nominating Committee.

        Based on Minerals Technologies' performance, general business outlook and industry compensation trends, management each year sets a guideline corporate-wide average percentage compensation adjustment for all employees for the coming year. The percentage increase received by a particular employee is determined on the basis of the employee's performance rating and current compensation level within the range established for the employee's position. The adjustment may range from no increase to up to twice the corporate-wide average adjustment referred to above, depending upon individual performance.

    SHORT-TERM INCENTIVE PAYMENT

        The Committee has made a change to the format of the executive compensation program for 2001 with the result that more of an executive's total compensation will be placed at risk according to the performance of the Company and that a portion of compensation will be dependant on the achievement of longer-term goals.

        Short-term incentive payments are expressed as a percentage of base compensation. Depending upon the extent to which the company's performance during the year meets targets established by the Board early in the year, a bonus payment ranging from 0% up to 150% of base compensation is available to the Chief Executive Officer for performance of less than 85% of targets to greater than 120% of targets, respectively. The bonus payments can range from 0% up to 120% of base compensation for other principal executives. These payments, which are made in the following year, are shown as the Bonus for each principal executive in the year to which they are attributable in the Summary Compensation Table included in this proxy statement.

        This incentive program is intended to more closely link the principal executives' pay to the growth of the company and the value created for stockholders in the preceding year. For 2001, this was measured by net income growth as compared to target on a corporate and divisional basis. At the beginning of each year, the Board establishes a target for these factors and sets up a scoring system to measure at year-end the extent to which the targets are met. At year-end, a formula is applied to the scores to determine the level of the incentive payment to be received by the principal executive. The Compensation and Nominating Committee then considers whether there are other factors that should also be taken into consideration in establishing the overall level of compensation of each principal executive. They will, for example, take into consideration actions that have been taken by management to benefit shareholders in the longer term that may have a negative impact on the factors and annual targets established.

        During 2001, Minerals Technologies did not fully achieve its targets on a corporate basis, but did exceed target in certain divisions. This resulted in incentive payments that were below established targets. The formula produced a payment of $253,125 for Mr. Saueracker, and the Compensation and Nominating Committee agreed that he should receive that amount as his 2001 incentive payment, to be paid in 2002.

    LONG-TERM INCENTIVE

        A new long-term incentive plan was introduced in 2001. The new plan allows for the grant of performance units vesting at the end of three years according to the achievement of pre-established goals. For the first three-year period the goals are based 70% on cumulative earnings per share targets and 30% on the total shareholder return compared to the S&P 400 Midcap Basic Materials Index at the end of the period. No performance units are vested if the achievement against both goals is less than 80%. Between 80-120% performance on either goal units vest ratably between 50-150% of the target number. Performance units are equal to the price of MTI stock except that they cannot exceed 125% of the price at the beginning of the period and they cannot be less than 75% of that price. For the first three-year plan, the Board has approved 5,000 target performance units for Mr. Saueracker, for which he will be eligible at the end of 2003. Mr. Saueracker's target range of units is from 2,500 to 7,500 depending upon the company's performance against the pre-established goals.

    STOCK OPTIONS

        The Compensation and Nominating Committee grants options to purchase Minerals Technologies common stock to the principal executives on a regular basis. In addition, special grants may be made to reflect extraordinary achievements or in connection with important promotions.

        In addition to making grants to key executives, Minerals Technologies believes that, where practical and economical, all employees should have the opportunity to participate in the future growth of the firm through equity participation. The Committee has therefore established a practice of making grants to all U.S.-based employees, also on a regular basis, and it has continued this practice in January 2002. The last such grant was made in January 1999 and the committee has made this grant on a similar basis; i.e. one share per a specified level of 2001 earnings. This grant used approximately 258,000 shares.

    DISCRETIONARY AUTHORITY OF THE COMMITTEE

        The Compensation and Nominating Committee believes that the application of the procedures described above will generally result in fair and adequate compensation to each principal executive. However, the Compensation and Nominating Committee also believes that no arbitrary formula is an adequate substitute for individual judgments in all cases, particularly in determining the value of a principal executive's contribution to the success of the company. Therefore, the Compensation and Nominating Committee may from time to time use its discretion in deviating from the above procedures (including, possibly, modifying the factors discussed above or varying their weighting) to set compensation levels for the principal executives and others that best serve the interests of the company and its stockholders.

    INTERNAL REVENUE CODE SECTION 162(m)

        Internal Revenue Code Section 162(m) and regulations thereunder, which limit the deductibility of certain executive compensation in excess of $1,000,000, did not result in any disallowance of a deduction for compensation payments made by Minerals Technologies for the 2001 fiscal year. However, the Compensation and Nominating Committee has determined that, in order to retain the discretion referred to in the previous paragraph, it reserves the right to make compensation payments that in part may not qualify for a tax deduction because of the limitations of Internal Revenue Code Section 162(m).

                                          John B. Curcio, Chair
                                          Paul M. Meister
                                          William C. Steere, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation and Nominating Committee is composed of Mr. Curcio (Chair), Mr. Meister and Mr. Steere. None of the members of the Committee is or has ever been an officer or employee of Minerals Technologies or any of its subsidiaries. During 2001 no executive officer of Minerals Technologies served as a director or a member of the compensation committee of another entity, any of whose executive officers served as a member of the Compensation and Nominating Committee. In addition, no executive officer of Minerals Technologies served as a member of the compensation committee of another entity, any of whose executive officers served as a director of Minerals Technologies.

PERFORMANCE GRAPH

    This line graph compares Minerals Technologies' cumulative total stockholder return with the S&P 500 Index, as a performance indicator for the overall stock market, and the S&P 400 Midcap Basic Materials Index, a published industry index.

    The starting point for the comparison is a hypothetical investment of $100 in our common stock and in each of the indexes at the close of the last trading day of 1996. The ending point is the close of the last trading day of 2001, at which time the price of our common stock was $46.64.

                      CUMULATIVE TOTAL SHAREHOLDER RETURN

                MINERALS TECHNOLOGIES INC., S&P 500 INDEX, AND
                      S&P 400 MIDCAP BASIC MATERIALS INDEX


                               [PERFORMANCE GRAPH]


                                    DECEMBER   DECEMBER   DECEMBER   DECEMBER   DECEMBER   DECEMBER
                                      1996       1997       1998       1999       2000       2001
  MTI                                100.0      111.11     100.33      98.42      84.20     115.14
  S&P 500                            100.0      133.36     171.47     207.56     188.66     166.24
  S&P 400 Midcap Basic Materials     100.0      112.37      96.55      85.34      83.93      92.81

           EMPLOYMENT, TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENTS

    In March 2001, Minerals Technologies entered into employment agreements with the following individuals for the indicated terms and for not less than the annual base salaries indicated: Mr. Saueracker, 24 months, $500,000;
Mr. Dulski, 24 months, $385,000; Mr. Bardach, 18 months, $275,000; Mr. Sorel, 18 months, $235,000; and Mr. Gray, 18 months, $250,000. The term of each of these agreements is extended on the first day of each month for an additional month, unless either the employee or the employer gives the other written notice that the agreement should not be further extended. Each of the named executive officers may also receive salary increases and annual bonuses in amounts to be determined by the Board or the Compensation and Nominating Committee. The agreements also entitle the named executive officers to participate in employee benefit plans and other fringe benefits that are generally available to our executive employees.

    Under the agreements, each named executive officer has agreed to comply with certain customary provisions, including covenants not to disclose our confidential information at any time and not to compete with our business during the term of the agreement and, subject to our continued payment of amounts under the agreement, for two years thereafter. We may terminate the employment agreements before the end of the specified term of employment for 'cause' as defined in the agreements.

SEVERANCE AGREEMENTS

    Minerals Technologies has entered into severance agreements with certain of its executive officers, including each of the named executive officers. The agreements continue through December 31 of each year, and are automatically extended in one-year increments unless we choose to terminate them. If a change in control occurs, the severance agreements are effective for a period of four years from the end of the then existing term. These agreements are intended to provide for continuity of management in the event of a change in control of Minerals Technologies.

    If, following a change in control, the executive is terminated by Minerals Technologies for any reason, other than for disability, death, retirement or for cause (as defined in the agreements), or if the executive terminates his or her employment for good reason (as defined in the agreements), then the executive is entitled to a severance payment of 2.99 times the executive's base amount (as defined in the agreements). The severance payment generally will be made in a lump sum. For a period of up to two years following a termination that entitles an executive to severance payments, Minerals Technologies will provide life, disability, accident and health insurance coverage substantially similar to the benefits provided before termination, except to the extent such coverages would result in an excise tax being imposed under Section 4999 of the Internal Revenue Code.

    The agreements also provide that upon the occurrence of certain stated events that constitute a 'potential change in control' of Minerals Technologies, the executive agrees not to voluntarily terminate his employment with Minerals Technologies for a six-month period.

    Under the severance agreements, a change in control includes any of the following events unless approved by the Board: (i) we are required to report a 'change in control' in accordance with the Securities Exchange Act of 1934; (ii) any person acquires 15% of our voting securities; (iii) a majority of our directors are replaced during a two-year period; or (iv) our stockholders approve a merger, liquidation or sale of assets.

STOCK OPTION PLAN

    The Stock and Incentive Plan provides that all non-vested stock options granted under the plan may, at the discretion of the Compensation and Nominating Committee, be made immediately exercisable upon the employee's retirement or upon a change in control of Minerals Technologies (as defined in the plan).

RETIREMENT PLANS

    Each of the named executive officers is entitled to benefits under the defined benefit pension plans which we maintain. The Retirement Annuity Plan is a tax qualified pension plan which pays retirement benefits within the limits prescribed by the Internal Revenue Code. The Nonfunded Supplemental Retirement Plan is an unfunded, non-tax qualified pension plan which pays retirement benefits in excess of such tax limits. Benefits under the Retirement Annuity Plan and the Nonfunded Supplemental Retirement Plan are based upon an annuity equal to the greater of (i) 1.4% of a participant's career earnings or (ii) 1.75% of a participant's career earnings less 1.5% of primary Social Security benefits, multiplied by years of service up to 35 years. For purposes of this formula, a participant's 'career earnings' are based on the average earnings for the five highest consecutive calendar years prior to January 1, 1998, and on actual earnings for periods after December 31, 1997.

    Under the Retirement Annuity Plan and the Nonfunded Supplemental Retirement Plan, each of the named executive officers would be entitled to the following annual benefits after retirement: Mr. Saueracker, $163,475; Mr. Dulski, $125,702; Mr. Bardach, $78,689; Mr. Sorel, $99,699; and Mr. Gray, $94,643. This
assumes that (i) payments will be made in the form of a 50% joint and survivor annuity; (ii) employment will be continued until normal retirement at age 65; and (iii) creditable compensation will continue at 2001 levels until retirement.

GRANTOR TRUST

    In order to secure the benefits accrued under the Nonfunded Supplemental Retirement Plan and the Nonfunded Deferred Compensation and Supplemental Savings Plan (an unfunded, non-tax qualified plan which pays amounts in excess of the limits which the Internal Revenue Code imposes on benefits under our Savings and Investment Plan), Minerals Technologies has entered into an agreement establishing a grantor trust within the meaning of the Internal Revenue Code. Under the Grantor Trust Agreement, we are required to make certain contributions of cash or other property to the trust upon the retirement of individuals who are beneficiaries of those plans; upon the occurrence of certain events defined as constituting a 'Change of Control'; and in certain other circumstances.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on a review of our records and of copies furnished to us of reports under Section 16(a) of the Securities Exchange Act of 1934, or written representations that no such reports were required, we believe that all reports required to be filed by our directors, officers and greater than 10% shareholders were timely filed, except that due to an inadvertent oversight by the Company, one report was filed late on behalf of each of Mr. Saueracker, Mr. Dulski and Mr. Bardach.

                         ITEM 2 -- APPROVAL OF AUDITORS

    The Board has appointed KPMG LLP to serve as our independent auditors for the current fiscal year, subject to the approval of the stockholders. KPMG LLP and its predecessors have audited the financial records of the businesses that compose Minerals Technologies for many years. We consider the firm well qualified.

    We expect that representatives of KPMG LLP will be present at the Annual Meeting of Stockholders. These representatives will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR THE 2002 FISCAL YEAR.

                         REPORT OF THE AUDIT COMMITTEE

    The following report sets forth certain steps taken by the Audit Committee in connection with the audited financial statements of Minerals Technologies Inc. for the year 2001.

        This report is provided by the Audit Committee of the Board of Directors. The Committee is composed of Mr. Pasquale (chair), Mr. Golub, and Dr. Johnson. The Board of Directors has determined that the members of the Committee are each independent and financially literate, and that at least one member of the Committee has financial management expertise, in accordance with the rules of the New York Stock Exchange.

        KPMG LLP audited the annual financial statements of Minerals Technologies Inc. for the year 2001, and also reviewed the financial statements included in the quarterly reports on Form 10-Q filed during 2001. The aggregate fees billed by KPMG LLP for professional services rendered in performing this work, for financial information systems design and implementation services, and for all other services rendered by KPMG LLP during 2001 are shown in the following table.

Audit Fees........................................  $656,000
                                                    --------
Financial Information Systems Design and
  Implementation Fees.............................  $      0
                                                    --------
All Other Fees:
    Statutory and Benefit Plan Audits.............  $271,000
    Tax Assistance................................  $ 54,000
    Other Items...................................  $ 17,000
                                                    --------
Total All Other Fees..............................  $342,000
                                                    --------

Total Fees........................................  $998,000
                                                    --------
                                                    --------

        The Committee considers the provision of the services included in 'All Other Fees' to be compatible with maintaining the independence of KPMG LLP as independent auditors of Minerals Technologies Inc.

        The Committee has reviewed and discussed with the management of Minerals Technologies Inc. its December 31, 2001 audited financial statements; has discussed with KPMG LLP, the independent auditors of those financial statements, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), AU 'SS' 380; has received from the auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1, 'Independence Discussions with Audit Committees'; and has discussed with the auditors the matter of their independence.

        Based on the review and discussions referred to in the previous paragraph, the Committee recommended to the Board of Directors that the audited financial statements be included in Minerals Technologies Inc.'s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

                                          Michael F. Pasquale, Chair
                                          Steven J. Golub
                                          Kristina M. Johnson

                               PROCEDURAL MATTERS

CASTING AND COUNTING OF VOTES

    Votes cast at the Annual Meeting (whether by proxy or in person) will be counted by an independent inspector of election appointed by Minerals Technologies. If a proxy form is returned properly signed but not marked, it will be voted according to management's recommendations on all proposals.

    The Board knows of no other business that will be presented at the Annual Meeting. The proxy confers discretionary authority with respect to any other matters which come before the Annual Meeting, and the individuals named in the proxy will vote in accordance with their judgment on such matters if they arise.

QUORUM

    The by-laws of Minerals Technologies state that a quorum for all meetings of stockholders consists of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote, present in person or by proxy. The inspector of election will treat shares of common stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, whether the proxy is marked as casting a vote or abstaining. On the Record Date there were 20,365,555 shares of common stock issued and outstanding.

    The inspector of election will also treat shares represented by 'broker non-votes' as present for purposes of determining a quorum. Broker non-votes are shares held in record name by brokers or nominees, as to which the broker or nominee (i) has not received instructions from the beneficial owner or person entitled to vote, (ii) does not have discretionary voting power under applicable New York Stock Exchange rules or the document under which it serves as broker or nominee, and (iii) has indicated on the proxy card, or otherwise notified us, that it does not have authority to vote the shares on the matter.

VOTE REQUIRED FOR APPROVAL: ELECTION OF DIRECTORS

    The by-laws state that directors are to be elected by a plurality vote of the shares of stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes as to the election of directors will not affect the outcome of the election of directors.

VOTE REQUIRED FOR APPROVAL: OTHER QUESTIONS

    The by-laws state that except as otherwise provided by law or in the Certificate of Incorporation or the by-laws, all questions other than the election of directors are determined by a majority of the votes cast on the question. All votes cast in favor of a given proposal, and all votes cast against it, are added together for a total sum of votes on that proposal. Abstentions and broker non-votes as to the proposal will not affect the outcome, as they will not be included in calculating the number of votes necessary for approval and will not count as votes cast for or against the question.

COST OF SOLICITING PROXIES

    The cost of this solicitation is being borne by Minerals Technologies. In addition to soliciting proxies through the mail using this Proxy Statement, we may solicit proxies by telephone, facsimile, electronic mail and personal contact. These solicitations will be made by our regular employees without additional compensation. We have also engaged Morrow & Co., Inc. to assist in this solicitation of proxies, and we have agreed to pay that firm $4,000 for its assistance, plus expenses.

STOCKHOLDER PROPOSALS

    The Compensation and Nominating Committee will consider nominations of candidates for director, and the Board of Directors will consider other items of business, which are proposed by stockholders. The by-laws describe the procedures which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders. These procedures provide that nominations for director and items of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Secretary of Minerals Technologies at The Chrysler Building, 405 Lexington Avenue, New York, NY 10174-1901. If intended to be considered at an annual meeting, the nomination or proposed item of business must be received not less than 70 days nor more than 90 days in advance of the first anniversary of the previous year's annual meeting. Therefore, for purposes of the 2003 annual meeting, any nomination or proposal must have been received between February 22 and March 14, 2003. With respect to any other meeting of stockholders, the nomination or item of business must be received not later than the close of business on the tenth day following the date of our public announcement of the date of the meeting.

    The nomination or item of business must contain:

    The name and address of the stockholder giving notice, as they appear in our books (and of the beneficial owner, if other than the stockholder, on whose behalf the proposal is made);

    The class and number of shares of stock owned of record or beneficially by the stockholder giving notice (and by the beneficial owner, if other than the stockholder, on whose behalf the proposal is made);

    A representation that the stockholder is a holder of record of stock entitled to vote at the meeting, and intends to appear at the meeting in person or by proxy to make the proposal; and

    A representation whether the stockholder (or beneficial owner, if any) intends, or is part of a group which intends, to deliver a proxy statement and form of proxy to holders of at least the percentage of outstanding stock required to elect the nominee or approve the proposal and/or otherwise solicit proxies from stockholders in support of the nomination or proposal.

    Any notice regarding the introduction of an item of business at a meeting of stockholders must also include:

    A brief description of the business desired to be brought before the meeting;

    The reason for conducting the business at the meeting;

    Any material interest in the item of business of the stockholder giving notice (and of the beneficial owner, if other than the stockholder, on whose behalf the proposal is made); and

    If the business includes a proposal to amend the by-laws, the language of the proposed amendment.

    Any nomination of a candidate for director must also include:

    A signed consent of the nominee to serve as a director, if elected;

    The name, age, business address, residence address and principal occupation or employment of the nominee;

    The number of shares of Minerals Technologies common stock beneficially owned by the nominee; and

    Any additional information that would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of that nominee as a director.

    Under the rules of the Securities and Exchange Commission, if a stockholder proposal intended to be presented at the 2003 Annual Meeting is to be included in the proxy statement and form of proxy relating to that meeting, we must receive the proposal at our principal executive office no later than November 29, 2002.

                                          By order of the Board of Directors,

                                          S. Garrett Gray

                                          S. Garrett Gray
                                          Secretary

                                                                      APPENDIX 1

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                         OF MINERALS TECHNOLOGIES INC.

I. PURPOSE

    The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures, and practices at all levels. The Audit Committee's primary duties are to:

    1. Serve as an independent and objective party to monitor the Company's financial reporting processes, internal control system, and legal compliance system;

    2. Review and appraise the audit efforts of the Company's independent auditors and internal auditing department; and

    3. Provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department, and the Board.

To fulfill these duties, the Audit Committee shall have the powers enumerated in Sections IV and V, below.

II. MEMBERSHIP

    The Audit Committee shall be composed of three or more directors as determined by the Board, each of whom shall be an independent director free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. For purposes of determining whether or not a director is independent, the Board shall, at a minimum, apply the standard set forth in Section 303.01(B)(3) of the Listed Company Manual of the New York Stock Exchange. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs.

    The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communications, the Committee should meet at least annually with management, the director of the internal auditing department, and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or at least the Chair should meet with the independent auditors and management quarterly to review the Company's quarterly financial statements, and the matters required to be discussed by Statement of Auditing Standards ('SAS') No. 61, prior to their filing or prior to the release of earnings reports.

                                      A1-1

IV. GENERAL POWERS

    The general powers of the Audit Committee shall be:

     1. Overseeing management's maintenance of the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

     2. Overseeing management's establishment and maintenance of processes to assure that an adequate system of internal control is functioning within the Company; and

     3. Overseeing management's establishment and maintenance of processes to assure compliance by the Company with all applicable laws, regulations, and Company policy.

V. SPECIFIC POWERS

    The specific powers of the Audit Committee shall be:

     1. Holding such regular meetings as may be necessary and such special meetings as may be called by its Chairman or at the request of the public accounting firm serving as the Company's independent auditors or of the Corporate Controller;

     2.  Creating an agenda for the ensuing year;

     3. Reviewing the performance of the Company's independent auditors and recommending annually to the Board of Directors for submission to the stockholders of the Company a public accounting firm for appointment as the Company's independent auditors; requesting from the independent auditors annually, a formal written statement delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard Number 1; discussing with the independent auditors any such disclosed relationships and their impact on the independent auditors' independence; recommending that the Board of Directors take appropriate action in response to the outside auditors' report to satisfy itself of the independent auditors' independence; and, subject to any action that may be taken by the full Board, terminating the independent auditors when and if such action shall, in the opinion of the Committee, be appropriate;

     4. Conferring with the independent auditors and the internal auditing department concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent auditors' annual engagement letter; reviewing and approving the Company's internal audit charter, annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

     5. Reviewing with management, the independent auditors, and the internal auditing department significant risks and exposures, audit activities, and significant audit findings;

     6. Reviewing the range and cost of audit and non-audit services performed by the independent auditors and approving in advance any non-audit service projects anticipated to exceed $50,000 in cost;

     7. Being available during the course of the audit or at other times, either as a group or individually, to discuss any matters that might affect the financial statements, internal controls or other financial aspects of the operations of the Company or its subsidiaries;

     8. Receiving copies of the annual comments from the independent auditors on accounting procedures and systems of control, summarizing findings at all Company locations, subsequent to the completion of the audit; and reviewing with the independent auditors any questions, comments or suggestions they may have relating to the internal controls, accounting practices or procedures of the Company or its subsidiaries;

     9. Reviewing with management and the independent auditors the Company's audited financial statements and the independent auditors' opinion with respect to such financial statements, and its quarterly financial statements, including the nature and extent of any significant

                                      A1-2
         changes in accounting principles or the application thereof and the matters required to be discussed by SAS No. 61;

    10. Making or causing to be made, from time to time, such other examinations or reviews as the Committee may deem advisable with respect to the adequacy of the systems of internal control and accounting practices of the Company and its subsidiaries and with respect to current accounting trends and developments, taking such action with respect thereto as it shall deem appropriate;

    11. Reviewing the results of audits from the independent auditors and the internal auditors regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries, ensuring programs are in place to implement all accepted recommendations made by the independent auditors and the internal auditors, and reviewing the correction of controls deemed to be deficient;

    12. Providing an independent, direct communication between the Board of Directors, independent auditors, and the internal auditing department;

    13. Reviewing the adequacy of internal controls and procedures related to executive travel and entertainment;

    14. Reviewing with appropriate Company personnel the actions taken to ensure compliance with the Company's Summary of Policies on Business Conduct and the results of confirmations and violations of those Policies;

    15. Reviewing the programs and policies of the Company designed to ensure compliance with applicable laws and regulations, including, but not limited to the Foreign Corrupt Practices Act, and monitoring the results of these compliance efforts;

    16. Reviewing the procedures established by the Company that monitor the compliance by the Company with its loan and indenture covenants and restrictions;

    17. Reporting through its Chairman to the Board of Directors following its meetings and activities;

    18.  Maintaining minutes or other records of its meetings and activities;

    19. Reviewing the powers of the Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

    20. Conducting or authorizing investigations into any matters within its scope of responsibilities and utilizing the assistance of independent counsel, accountants, or others as it may, in its sole discretion, determine to be advisable; and

    21. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as it may, in its sole discretion, determine to be advisable.

                                      A1-3

                                                                     MLTCM-PS-02

                                                                      Appendix 1
                           MINERALS TECHNOLOGIES INC.

Dear Stockholder,

Please take note of the important information enclosed with this Proxy Ballot.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares should be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. You may also vote your shares by telephone or via the Internet. If you choose to vote by telephone or via the Internet, you do not need to return the attached card.

If you are a participant in the Minerals Technologies Inc. Savings and Investment Plan, you may direct the Trustee how to vote the shares allocated to your account under the Plan. If you do not direct the Trustee, the Trustee will vote any undirected shares in the same proportion as those for which it has received instructions. As a participant in the Plan, your vote remains confidential.

Your vote must be received prior to the Annual Meeting of Stockholders, May 23, 2002.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Minerals Technologies Inc.






                                  DETACH HERE


COMMON STOCK                 MINERALS TECHNOLOGIES INC.             COMMON STOCK

          This Proxy is Solicited on Behalf of the Board of Directors


The undersigned hereby appoints C. Dee, S.G. Gray and N.M. Bardach, or any of them, as Proxies to vote at the Annual Meeting of Stockholders of Minerals Technologies Inc. on May 23, 2002 and any adjournments or postponements thereof, on matters which may properly come before the Annual Meeting, in accordance with and as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is acknowledged.

The Proxies will vote your shares in accordance with your directions on this card. If you do not indicate your choices on this card, the Proxies will vote your shares FOR all proposals.

--------------------------------------------------------------------------------
PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer, who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

-----------------------------------         ------------------------------------

-----------------------------------         ------------------------------------

-----------------------------------         ------------------------------------

MINERALS TECHNOLOGIES INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

-----------------                                           ----------------
Vote by Telephone                                           Vote by Internet
-----------------                                           ----------------

It's fast, convenient, and immediate!                       It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone                        confirmed and posted.

Follow these four easy steps:                               Follow these four easy steps:

-------------------------------------------------------     ---------------------------------------------------------
1. Read the accompanying Proxy Statement and Proxy Card.    1. Read the accompanying Proxy Statement and Proxy Card.

2. Call the toll-free number                                2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).                            http://www.eproxyvote.com/mtx
   There is NO CHARGE for this call.

3. Enter your Control Number located on this Proxy Card.    3. Enter your Control Number located on this Proxy Card.

4. Follow the recorded instructions.                        4. Follow the instructions provided.
-------------------------------------------------------     ---------------------------------------------------------
Your vote is important!                                     Your vote is important!
Call 1-877-PRX-VOTE anytime!                                Go to http://www.eproxyvote.com/mtx anytime!

    Do not return your Proxy Card if you are voting by Telephone or Internet


                                  DETACH HERE

       Please mark
 [X]   votes as in
       this example.

          1. Election of Directors. Nominees:             -------------------------------------------------------------------
                                                                            MINERALS TECHNOLOGIES INC.
             (01) Steven J. Golub                         -------------------------------------------------------------------
             (02) Jean-Paul Valles
                                                                                  COMMON STOCK
               FOR                          WITHHELD                                                   FOR   AGAINST  ABSTAIN
               ALL         [ ]   [ ]        FROM ALL      2. Ratification of appointment of auditors.
             NOMINEES                       NOMINEES                                                   [ ]     [ ]      [ ]

            [ ]  ______________________________________
                 For all nominees except as noted above

                                                           Mark box at right if an address change or comment has
                                                           been noted on the reverse side of this card.                 [ ]

                                                           Please be sure to sign and date this Proxy.

Signature: __________________________ Date: ___________ Signature: ________________________ Date: __________